Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL YEAR 2011 ADJUSTED DILUTED EPS OF $1.92,

FOURTH QUARTER DOMESTIC REVPAR GROWTH OF 7.8%

SILVER SPRING, MD. (February 20, 2012) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for fourth quarter and full year 2011:

Full Year Results

•

Adjusted diluted earnings per share (“EPS”) for full year 2011 were $1.92 compared to $1.82 for full year 2010. Diluted EPS were $1.85 for 2011 compared to $1.80 for 2010. Adjusted diluted EPS for full year 2011 and 2010 exclude certain special items, as described below, totaling $0.07 and $0.02, respectively.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 8% to $184.3 million for the year ended December 31, 2011, compared to $170.8 million for the year ended December 31, 2010. Operating income increased 7% from $160.8 million for the year ended December 31, 2010 to $171.9 million for same period of 2011.

•

Franchising revenues increased 9% from $262.8 million for the year ended December 31, 2010 to $285.4 million for the same period of 2011. Total revenues increased 7% to $638.8 million for the year ended December 31, 2011 compared to the same period of 2010.

•

The effective income tax rate for the year ended December 31, 2011 was 30.1% compared to 32.1% for the same period of the prior year. Excluding discrete items, totaling $5.1 million and $3.2 million recorded during the years ended December 31, 2011 and 2010, the company’s effective income tax rate was approximately 33.4% and 34.2%, respectively.

•	Worldwide unit growth increased 0.6 percent from December 31, 2010 comprised of domestic and international unit growth of 0.2 percent and 2.4 percent, respectively.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 6.2% for full year 2011 compared to the same period of 2010 as occupancy and average daily rates increased 220 basis points and 1.9 percent, respectively.

•	The effective royalty rate increased 3 basis points to 4.32% for the year ended December 31, 2011 compared to 4.29% for the same period of the prior year.

•	The company executed 332 new domestic hotel franchise contracts for the year ended December 31, 2011 compared to 357 new domestic hotel franchise contracts in the prior year.

•	The number of worldwide hotels under construction, awaiting conversion or approved for development at December 31, 2011 was 490 hotels representing 39,675 rooms;

•

During the year ended December 31, 2011, the company purchased approximately 1.6 million shares of its common stock at an average price of $31.59 for a total cost of $51.0 million under the share repurchase program.

Fourth Quarter Results

•

Adjusted EPS for fourth quarter 2011 increased 10% to $0.46 compared to $0.42 for the same period of the prior year. Diluted EPS were $0.42 for the fourth quarter of 2011 compared to $0.40 for the same period of 2010. Adjusted diluted EPS for fourth quarter 2011 and 2010 exclude certain special items, as described below, totaling $0.04 and $0.02, respectively.

•

Excluding special items, adjusted EBITDA were $44.3 million for the three months ended December 31, 2011, compared to $41.5 million for the same period of 2010. Operating income for the three months ended December 31, 2011 and 2010 was $38.7 million and $38.4 million, respectively.

•

Franchising revenues increased 10% from $66.9 million for the three months ended December 31, 2010 to $73.9 million for the same period of 2011. Total revenues for the three months ended December 31, 2011 increased 7% compared to the same period of 2010.

•

Domestic system-wide RevPAR increased 7.8% for the fourth quarter of 2011 compared to the same period of 2010 as a result of occupancy rates increasing 260 basis points and a 2.7% increase in average daily rates.

•	The company executed 128 new domestic hotel franchise contracts for the three months ended December 31, 2011 compared to 161 contracts executed in the same period of the prior year.

“We are pleased with the continued strong gains we achieved in domestic RevPAR during the fourth quarter and the growth of our global franchise system,” said Stephen P. Joyce, president and chief executive officer. “While the near term franchise sales environment remains challenging, we believe that our well-known diversified brands will continue to resonate with developers and hotel owners due to our focus on owners’ property-level profitability and return on investment. We remain focused on prudently managing our brands, gaining operating efficiencies and returning value to our shareholders.”

Special Items

During the three months and year ended December 31, 2011, the company recorded employee termination benefit charges included in selling, general and administration (“SG&A”) expenses of approximately $3.6 million and $4.4 million, respectively. In addition, during the year ended December 31, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. These special items represent diluted EPS of $0.04 and $0.07 for the three months and year ended December 31, 2011, respectively.

During the three months and year ended December 31, 2010, the company recorded employee termination benefit charges in SG&A of approximately $1.2 million and $1.7 million, respectively. These special items represent diluted EPS of $0.02 for both the three months and year ended December 31, 2010.

Outlook for 2012

The company’s first quarter 2012 diluted EPS is expected to be at least $0.30. The company expects full-year 2012 diluted EPS to range between $1.99 and $2.04. EBITDA for full-year 2012 are expected to range between $199 million and $203 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to be relatively flat in 2012;

•	RevPAR is expected to increase approximately 8% for first quarter of 2012 and increase between approximately 4% and 6% for full-year 2012;

•	The effective royalty rate is expected to increase 1 basis point for full-year 2012;

•

During the fourth quarter of 2011, the company implemented measures to increase its productivity and streamline services that are projected to result in future cost savings. As a result of these measures as well as expected reduction of certain variable incentive compensation and employee termination benefits, the company’s 2012 SG&A is projected to decline approximately $15 million from the $106.4 million incurred during the year ended December 31, 2011.

•	All figures assume the existing share count and an effective tax rate of 34.5% for the first quarter and full-year 2012.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the year ended December 31, 2011 the company paid $43.7 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the year ended December 31, 2011, the company purchased approximately 1.6 million shares of its common stock at an average price of $31.59 for a total cost of $51.0 million under the share repurchase program. Subsequent to December 31, 2011 and through February 20, 2012, the company repurchased an additional 0.2 million shares for a total cost of $5.9 million at an average price of $36.49 and has authorization to purchase up to an additional 1.8 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 44.8 million shares of its common stock for a total cost of $1.1 billion through December 31, 2011. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 77.8 million shares through December 31, 2011 under the share repurchase program at an average price of $13.73 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, February 21, 2012 at 9:30 a.m. EST to discuss the company’s fourth quarter and full-year 2011 results. The dial-in number to listen to the call is 1-866-383-7989, and the access code is 60035894. International callers should dial 1-617-597-5328 and enter the access code 60035894. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 11:30 a.m. EST on Tuesday, February 21, 2012 through Wednesday, March 28, 2012 by calling 1-888-286-8010 and entering access code 88211651. The international dial-in number for the replay is 617-801-6888, access code 88211651. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,100 hotels, representing more than 495,000 rooms, in the United States and more than 30 other countries and territories. As of December 31, 2011, more than 400 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 30,000 rooms, and approximately 80 hotels, representing approximately 7,000 rooms, were under construction, awaiting conversion or approved for development in 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 1, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing system fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of system fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the years ended December 31, 2011 and 2010 as well as a reduction in the carrying amount of land held for sale during the year ended December 31, 2011. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Heather Soule, Communications Director

(301) 628-4361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2012 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2011	2010	$	%	2011	2010	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$63,344	$59,067	$4,277	7%	$247,240	$230,096	$17,144	7%
Initial franchise and relicensing fees	4,889	2,758	2,131	77%	13,557	9,295	4,262	46%
Procurement services	3,913	3,595	318	9%	17,619	17,207	412	2%
Marketing and reservation	90,844	87,150	3,694	4%	349,036	329,246	19,790	6%
Hotel operations	1,183	987	196	20%	4,356	4,031	325	8%
Other	1,717	1,449	268	18%	6,985	6,201	784	13%

Total revenues	165,890	155,006	10,884	7%	638,793	596,076	42,717	7%

OPERATING EXPENSES:

Selling, general and administrative	33,463	26,744	6,719	25%	106,404	94,540	11,864	13%
Depreciation and amortization	2,048	1,872	176	9%	8,024	8,342	(318)	(4%)
Marketing and reservation	90,844	87,150	3,694	4%	349,036	329,246	19,790	6%
Hotel operations	873	799	74	9%	3,466	3,186	280	9%

Total operating expenses	127,228	116,565	10,663	9%	466,930	435,314	31,616	7%

Operating income	38,662	38,441	221	1%	171,863	160,762	11,101	7%

OTHER INCOME AND EXPENSES:
Interest expense	3,220	3,520	(300)	(9%)	12,939	6,680	6,259	94%
Interest income	(369)	(192)	(177)	92%	(1,306)	(548)	(758)	138%
Other (gains) and losses	(1,236)	(1,066)	(170)	16%	2,442	(2,355)	4,797	(204%)
Equity in net income of affiliates	(7)	(336)	329	(98%)	(269)	(1,226)	957	(78%)

Total other income and expenses, net	1,608	1,926	(318)	(17%)	13,806	2,551	11,255	441%

Income before income taxes	37,054	36,515	539	1%	158,057	158,211	(154)	(0%)
Income taxes	12,268	12,372	(104)	(1%)	47,661	50,770	(3,109)	(6%)

Net income	$24,786	$24,143	$643	3%	$110,396	$107,441	$2,955	3%

Basic earnings per share	$0.42	$0.41	$0.01	2%	$1.86	$1.80	$0.06	3%

Diluted earnings per share	$0.42	$0.40	$0.02	5%	$1.85	$1.80	$0.05	3%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$107,057	$91,259
Accounts receivable, net	53,012	47,638
Investments, employee benefit plans, at fair value	12,094	—
Deferred income taxes	—	429
Other current assets	22,633	24,256

Total current assets	194,796	163,582

Fixed assets and intangibles, net	135,252	142,528
Receivable — marketing and reservation fees	54,014	42,507
Investments, employee benefit plans, at fair value	11,678	23,365
Other assets	51,949	39,740

Total assets	$447,689	$411,722

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$92,240	$88,986
Deferred revenue	68,825	67,322
Revolving credit facility	—	200
Deferred compensation & retirement plan obligations	18,935	2,552
Current portion of long-term debt	673	420
Other current liabilities	3,892	5,778

Total current liabilities	184,565	165,258

Long-term debt	252,032	251,554
Deferred compensation & retirement plan obligations	20,593	35,707
Other liabilities	16,060	17,274

Total liabilities	473,250	469,793

Common stock, $0.01 par value	583	596
Additional paid-in-capital	102,665	92,774
Accumulated other comprehensive loss	(6,801)	(7,192)
Treasury stock, at cost	(916,955)	(872,306)
Retained earnings	794,947	728,057

Total shareholders’ deficit	(25,561)	(58,071)

Total liabilities and shareholders’ deficit	$447,689	$411,722

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$110,396	$107,441

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,024	8,342
Provision for bad debts	2,160	3,547
Non-cash stock compensation and other charges	14,511	9,304
Non-cash interest and other (income) loss	2,208	(1,711)
Dividends received from equity method investments	1,139	1,155
Equity in net income of affiliates	(269)	(1,226)

Changes in assets and liabilities, net of acquisitions:
Receivables	(7,785)	(9,229)
Receivable — marketing and reservation fees, net	623	4,654
Accounts payable	(1,851)	5,744
Accrued expenses	6,346	10,630
Income taxes payable/receivable	(4,562)	(1,417)
Deferred income taxes	5,514	(2,381)
Deferred revenue	1,523	15,413
Other assets	(3,162)	(12,705)
Other liabilities	29	7,374

NET CASH PROVIDED BY OPERATING ACTIVITIES	134,844	144,935

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(10,924)	(24,368)
Equity method investments	(5,000)	—
Issuance of notes receivable	(12,766)	(11,786)
Collections of notes receivable	4,754	5,083
Proceeds from sale of assets	1,654	—
Purchases of investments, employee benefit plans	(1,602)	(1,948)
Proceeds from sales of investments, employee benefit plans	644	1,649
Acquistions, net of cash acquired	—	(466)
Other items, net	(564)	(319)

NET CASH USED IN INVESTING ACTIVITIES	(23,804)	(32,155)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the issuance of long-term debt	75	247,733
Net repayments pursuant to revolving credit facilities	(200)	(277,500)
Principal payments on long-term debt	(297)	(25)
Settlement of forward starting interest rate swap agreement	—	(8,663)
Debt issuance costs	(2,356)	(800)
Purchase of treasury stock	(53,617)	(11,212)
Excess tax benefits from stock-based compensation	1,227	625
Dividends paid	(43,747)	(43,808)
Proceeds from exercise of stock options	3,845	2,457

NET CASH USED IN FINANCING ACTIVITIES	(95,070)	(91,193)

Net change in cash and cash equivalents	15,970	21,587
Effect of foreign exchange rate changes on cash and cash equivalents	(172)	1,802
Cash and cash equivalents at beginning of period	91,259	67,870

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$107,057	$91,259

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2011*			For the Year Ended December 31, 2010*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR

Comfort Inn	$79.41	57.5%	$45.62	$77.21	55.6%	$42.93	2.8%	190	bps	6.3%
Comfort Suites	83.72	58.6%	49.09	82.48	55.2%	45.53	1.5%	340	bps	7.8%
Sleep	69.96	53.6%	37.49	68.82	51.6%	35.52	1.7%	200	bps	5.5%
Quality	67.75	50.0%	33.86	66.81	48.1%	32.11	1.4%	190	bps	5.5%
Clarion	73.89	46.9%	34.64	75.15	43.7%	32.86	(1.7%)	320	bps	5.4%
Econo Lodge	54.71	47.5%	25.96	54.10	45.8%	24.80	1.1%	170	bps	4.7%
Rodeway	51.87	48.7%	25.27	51.07	45.8%	23.38	1.6%	290	bps	8.1%
MainStay	66.16	67.7%	44.80	65.60	63.6%	41.71	0.9%	410	bps	7.4%
Suburban	40.26	67.5%	27.15	39.23	63.8%	25.03	2.6%	370	bps	8.5%
Ascend Collection	113.59	60.3%	68.44	112.50	57.6%	64.81	1.0%	270	bps	5.6%

Total	$71.83	53.5%	$38.44	$70.50	51.3%	$36.18	1.9%	220	bps	6.2%

*	Operating statistics represent hotel operations from December through November

	For the Three Months Ended December 31, 2011*			For the Three Months Ended December 31, 2010*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR

Comfort Inn	$79.92	58.8%	$46.98	$77.36	56.3%	$43.54	3.3%	250	bps	7.9%
Comfort Suites	83.13	59.2%	49.23	81.17	55.4%	44.96	2.4%	380	bps	9.5%
Sleep	70.06	54.0%	37.80	68.47	51.2%	35.04	2.3%	280	bps	7.9%
Quality	67.17	50.2%	33.74	65.35	48.2%	31.52	2.8%	200	bps	7.0%
Clarion	74.27	47.6%	35.32	74.05	44.9%	33.23	0.3%	270	bps	6.3%
Econo Lodge	54.62	48.3%	26.37	53.59	46.2%	24.77	1.9%	210	bps	6.5%
Rodeway	51.12	49.1%	25.11	50.00	45.2%	22.60	2.2%	390	bps	11.1%
MainStay	66.12	69.7%	46.06	64.30	63.1%	40.56	2.8%	660	bps	13.6%
Suburban	40.31	66.6%	26.84	39.20	62.5%	24.50	2.8%	410	bps	9.6%
Ascend Collection	122.22	61.0%	74.56	127.73	60.4%	77.12	(4.3%)	60	bps	(3.3%)

Total	$71.98	54.2%	$39.03	$70.09	51.6%	$36.19	2.7%	260	bps	7.8%

*	Operating statistics represent hotel operations from September through November

	For the Quarter Ended		For the Year Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010

System-wide effective royalty rate	4.31%	4.31%	4.32%	4.29%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2011		December 31, 2010		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,399	109,330	1,435	112,169	(36)	(2,839)	(2.5%)	(2.5%)
Comfort Suites	616	47,738	623	48,246	(7)	(508)	(1.1%)	(1.1%)
Sleep	394	28,568	398	28,957	(4)	(389)	(1.0%)	(1.3%)
Quality	1,047	91,502	1,012	89,185	35	2,317	3.5%	2.6%
Clarion	189	27,527	192	28,711	(3)	(1,184)	(1.6%)	(4.1%)
Econo Lodge	797	49,483	784	48,728	13	755	1.7%	1.5%
Rodeway	388	21,627	387	21,261	1	366	0.3%	1.7%
MainStay	40	3,093	37	2,868	3	225	8.1%	7.8%
Suburban	60	7,126	64	7,685	(4)	(559)	(6.3%)	(7.3%)
Ascend Collection	52	4,617	38	3,025	14	1,592	36.8%	52.6%
Cambria Suites	19	2,215	23	2,700	(4)	(485)	(17.4%)	(18.0%)

Domestic Franchises	5,001	392,826	4,993	393,535	8	(709)	0.2%	(0.2%)

International Franchises	1,177	104,379	1,149	101,610	28	2,769	2.4%	2.7%

Total Franchises	6,178	497,205	6,142	495,145	36	2,060	0.6%	0.4%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2011			For the Year Ended December 31, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	12	46	58	7	32	39	71%	44%	49%
Comfort Suites	12	4	16	21	2	23	(43%)	100%	(30%)
Sleep	9	2	11	9	1	10	0%	100%	10%
Quality	—	80	80	1	104	105	(100%)	(23%)	(24%)
Clarion	—	19	19	—	37	37	NM	(49%)	(49%)
Econo Lodge	1	56	57	—	67	67	NM	(16%)	(15%)
Rodeway	—	49	49	1	39	40	(100%)	26%	23%
MainStay	6	3	9	8	2	10	(25%)	50%	(10%)
Suburban	5	4	9	5	1	6	0%	300%	50%
Ascend Collection	2	14	16	1	13	14	100%	8%	14%
Cambria Suites	8	—	8	6	—	6	33%	NM	33%

Total Domestic System	55	277	332	59	298	357	(7%)	(7%)	(7%)

	For the Three Months Ended December 31, 2011			For the Three Months Ended December 31, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	6	18	24	3	10	13	100%	80%	85%
Comfort Suites	5	—	5	8	1	9	(38%)	(100%)	(44%)
Sleep	3	1	4	6	1	7	(50%)	0%	(43%)
Quality	—	31	31	—	50	50	NM	(38%)	(38%)
Clarion	—	7	7	—	20	20	NM	(65%)	(65%)
Econo Lodge	1	20	21	—	29	29	NM	(31%)	(28%)
Rodeway	—	17	17	—	13	13	NM	31%	31%
MainStay	5	—	5	4	2	6	25%	(100%)	(17%)
Suburban	3	2	5	4	1	5	(25%)	100%	0%
Ascend Collection	—	5	5	—	8	8	NM	(38%)	(38%)
Cambria Suites	4	—	4	1	—	1	300%	NM	300%

Total Domestic System	27	101	128	26	135	161	4%	(25%)	(20%)

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2011 Units			December 31, 2010 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	29	46	75	30	62	92	(1)	(3%)	(16)	(26%)	(17)	(18%)
Comfort Suites	1	90	91	1	122	123	—	0%	(32)	(26%)	(32)	(26%)
Sleep Inn	1	49	50	—	75	75	1	NM	(26)	(35%)	(25)	(33%)
Quality	29	5	34	33	8	41	(4)	(12%)	(3)	(38%)	(7)	(17%)
Clarion	14	1	15	18	2	20	(4)	(22%)	(1)	(50%)	(5)	(25%)
Econo Lodge	25	2	27	35	2	37	(10)	(29%)	—	0%	(10)	(27%)
Rodeway	22	1	23	12	2	14	10	83%	(1)	(50%)	9	64%
MainStay	2	28	30	1	42	43	1	100%	(14)	(33%)	(13)	(30%)
Suburban	2	20	22	—	27	27	2	NM	(7)	(26%)	(5)	(19%)
Ascend Collection	6	4	10	6	4	10	—	0%	—	0%	—	0%
Cambria Suites	—	31	31	—	34	34	—	NM	(3)	(9%)	(3)	(9%)

Total Domestic Pipeline	131	277	408	136	380	516	(5)	(4%)	(103)	(27%)	(108)	(21%)

CHOICE HOTELS INTERNATIONAL, INC. SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (UNAUDITED)	Exhibit 8

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Franchising Revenues:

Total Revenues	$165,890	$155,006	$638,793	$596,076
Adjustments:
Marketing and reservation revenues	(90,844)	(87,150)	(349,036)	(329,246)
Hotel operations	(1,183)	(987)	(4,356)	(4,031)

Franchising Revenues	$73,863	$66,869	$285,401	$262,799

Franchising Margins:

Operating Margin:

Total Revenues	$165,890	$155,006	$638,793	$596,076
Operating Income	$38,662	$38,441	$171,863	$160,762

Operating Margin	23.3%	24.8%	26.9%	27.0%

Adjusted Franchising Margin:

Franchising Revenues	$73,863	$66,869	$285,401	$262,799

Operating Income	$38,662	$38,441	$171,863	$160,762
Employee termination benefits	3,619	1,233	4,444	1,730
Hotel operations	(310)	(188)	(890)	(845)

	$41,971	$39,486	$175,417	$161,647

Adjusted Franchising Margins	56.8%	59.0%	61.5%	61.5%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Selling, general and administrative expense	$33,463	$26,744	$106,404	$94,540
Employee termination benefits	(3,619)	(1,233)	(4,444)	(1,730)

Adjusted Selling, General and Administrative Expense	$29,844	$25,511	$101,960	$92,810

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net Income	$24,786	$24,143	$110,396	$107,441
Adjustments:
Employee termination benefits	2,291	772	2,813	1,083
Loss on land held for sale	—	—	1,119	—

Adjusted Net Income	$27,077	$24,915	$114,328	$108,524

Weighted average shares outstanding-diluted	58,608	59,706	59,525	59,656

Diluted Earnings Per Share	$0.42	$0.40	$1.85	$1.80
Adjustments:
Employee termination benefits	0.04	0.02	0.05	0.02
Loss on land held for sale	—	—	0.02	—

Adjusted Diluted Earnings Per Share (EPS)	$0.46	$0.42	$1.92	$1.82

Adjusted EBITDA Reconciliation

(in millions)

	Q4 2011 Actuals	Q4 2010 Actuals	Year Ended December 31, 2011 Actuals	Year Ended December 31, 2010 Actuals	Full- Year 2012 Outlook
Operating Income (per GAAP)	$38.7	$38.4	$171.9	$160.8	$190 -$194
Employee termination benefits	3.6	1.2	4.4	1.7	—
Depreciation and amortization	2.0	1.9	8.0	8.3	9

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$44.3	$41.5	$184.3	$170.8	$199 -$203